Exhibit 99.1

Company Contact: Tom Flaherty, Chief Financial Officer Wayside Technology Group, Inc. (732) 389-0932 tom.flaherty@waysidetechnology.com

WAYSIDE TECHNOLOGY GROUP, INC. REPORTS THIRD QUARTER 2013 RESULTS

AND DECLARES QUARTERLY DIVIDEND

Revenue:	$70.5 million
Income from operations:	$1.8 million
Net income:	$1.3 million
Diluted earnings per share:	$0.29 per share
Dividend declared:	$0.17 per share

SHREWSBURY, NJ, October 24, 2013 — Wayside Technology Group, Inc. (NASDAQ: WSTG) today reported financial results for the third quarter ended September 30, 2013. The results will be discussed in a conference call to be held on October 25, 2013 at 10:00 a.m. EDT. The dial-in telephone number is (866) 793-1341 and the pass code is “WSTG.”  This conference call will be webcast by NASDAQ OMX and can be accessed at Wayside Technology’s Web site at www.waysidetechnology.com/earnings-call.

“I am pleased to report solid financial results. Our Lifeboat Distribution segment continues to deliver year over year growth, while our TechXtend division was down as compared to an exceptionally strong quarter last year.” said Simon F. Nynens, Chairman and Chief Executive Officer.  “On a year to date basis, our results have essentially matched last year’s strong performance.  As a result, the Board of Directors has agreed to increase the dividend declared from $0.16 per share to $0.17 per share.  The Company has now paid dividends consecutively for over the last 40 quarters.”

Cash and cash equivalents amounted to $14.7 million, representing 45% of equity as of September 30, 2013. Working capital amounted to $24.4 million, representing 74% of equity as of September 30, 2013.

Net sales for the third quarter of 2013 decreased 7% or $5.1 million to $70.5 million compared to $75.5 million for the same period in 2012. Net sales for the third quarter of 2013 for our Lifeboat segment were $56.9 million compared to $56.0 million in the third quarter of 2012, representing an increase of $0.9 million or 2%. Net sales for the third quarter of 2013 for our TechXtend segment were $13.6 million compared to $19.5 million in the third quarter of 2012, representing a decrease of $5.9 million or 30%.

The increase in net sales for the Lifeboat Distribution segment was mainly a result of the strengthening of our account penetration. The decrease in net sales in the TechXtend segment was primarily due to a decrease in large single sales transactions and a decrease in extended payment terms sales transactions as compared to exceptionally strong levels of large single sales transactions and extended payment terms sales transactions in the third quarter ended September 30, 2012.

Gross Profit for the third quarter ended September 30, 2013 was $5.3 million compared to $5.7 million for the third quarter of 2012. Total gross profit for our Lifeboat segment was $3.8 million compared to $3.7 million in the third quarter of 2012, representing a 4% increase. The increase in gross profit for the Lifeboat segment was due to higher sales volume in the current year. Total gross profit for our TechXtend segment was $1.4 million compared to $2.0 million in the third quarter of 2012, representing a 29% decrease. The decrease in gross profit in the TechXtend segment was the result of the decreased sales volume, including a decrease in large single sales transactions and a decrease in extended payment terms sales transactions. Vendor rebates and discounts for the quarter ended September 30, 2013 amounted to $0.3 million or 0.4% of net sales compared to $0.4 million or 0.5% of net sales for the third quarter of 2012.

Gross profit margin (gross profit as a percentage of net sales) for the third quarter of 2013 and 2012 was 7.5% for each period.

Total selling, general, and administrative (“SG&A”) expenses for the third quarter of 2013 were $3.5 million compared to $3.6 million for the third quarter of 2012, representing a decrease of $0.1 million or 4%. This decrease is primarily the result of a decrease in commissions and bonus for our TechXtend segment (which are based on gross profit and segment income). As a percentage of net sales, SG&A expenses for the third quarter of 2013 were 4.9% compared to 4.8% for the third quarter of 2012.

Net income and diluted earnings per share for the third quarter of 2013 were $1.3 million and $0.29, respectively, compared to $1.4 million and $0.29 in the prior year.

On October 23, 2013, the Board of Directors declared a quarterly dividend of $0.17 per share of its common stock, payable November 15, 2013 to shareholders of record on November 5, 2013.  This represents a $0.01 per share increase in the dividend, as compared to Q2-2013 and prior.

About Wayside Technology Group, Inc.

Wayside Technology Group, Inc. (NASDAQ: WSTG) was founded in 1982 and is a unified and integrated technology company providing products and solutions for corporate resellers, VARs, and developers as well as business, government and educational entities. The company offers technology products from software publishers and manufacturers including Acronis, Bluebeam Software, CA Technologies, DataCore, Datawatch, Dell/Dell Software, Flexera Software, GFI, Hewlett Packard, Infragistics, Intel Software, Lenovo, Microsoft, Mindjet, SAP/Sybase, SolarWinds, Sophos, StorageCraft Technology, TechSmith, Telerik, Veeam Software, Vision Solutions and VMware.

Additional information can be found by visiting www.waysidetechnology.com.

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties could cause actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

—Tables Follow —

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	September 30, 2013	December 31, 2012
	(unaudited)

ASSETS

Current assets
Cash and cash equivalents	$14,743	$9,835
Marketable securities	—	4,411
Accounts receivable, net	49,855	61,388
Inventory - finished goods	1,210	1,717
Prepaid expenses and other current assets	1,591	1,281
Deferred income taxes	280	280
Total current assets	67,679	78,912

Equipment and leasehold improvements, net	303	375
Accounts receivable long-term	8,069	11,851
Other assets	159	71
Deferred income taxes	201	236

	$76,411	$91,445

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$43,311	$59,265
Current portion- capital lease obligation	—	55
Total current liabilities	43,311	59,320

Commitments and contingencies

Stockholders’ equity
Common stock, $.01 par value; 10,000,000 shares authorized, 5,284,500 shares issued, and 4,674,097 and 4,740,873 shares outstanding, respectively	53	53
Additional paid-in capital	28,456	27,712
Treasury stock, at cost, 610,403 and 543,627 shares, respectively	(6,743)	(5,373)
Retained earnings	10,973	9,316
Accumulated other comprehensive income	361	417
Total stockholders’ equity	33,100	32,125
	$76,411	$91,445

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(Amounts In thousands, except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues

Lifeboat segment	$171,949	$158,838	$56,871	$55,989
TechXtend segment	38,588	52,772	13,591	19,545
Total Revenue	210,537	211,610	70,462	75,534

Cost of sales
Lifeboat segment	159,820	147,502	53,025	52,282
TechXtend segment	34,174	47,253	12,172	17,554
Total Cost of sales	193,994	194,755	65,197	69,836

Gross Profit
Lifeboat segment	12,129	11,336	3,846	3,707
TechXtend segment	4,414	5,519	1,419	1,991
Total Gross Profit	16,543	16,855	5,265	5,698

Operating expenses
Selling costs	5,835	5,857	1,830	1,937
Stock based compensation	830	743	278	281
Other general and administrative expenses	4,546	4,548	1,372	1,393
Total Selling, general and administrative expenses	11,211	11,148	3,480	3,611

Income from operations	5,332	5,707	1,785	2,087

Interest, net	416	394	140	140
Foreign currency transaction gain (loss)	10	13	(11)	12
Income before income tax provision	5,758	6,114	1,914	2,239
Provision for income taxes	1,868	2,428	584	887

Net income	$3,890	$3,686	$1,330	$1,352

Net income per common share - Basic	$0.87	$0.83	$0.30	$0.30
Net income per common share - Diluted	$0.85	$0.80	$0.29	$0.29

Weighted average common shares outstanding - Basic	4,457	4,467	4,442	4,502
Weighted average common shares outstanding - Diluted	4,568	4,635	4,551	4,643

Dividends paid per common share	$0.48	$0.48	$0.16	$0.16